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                                                                   Exhibit 10(h)


                         SEVERANCE PROTECTION AGREEMENT
                   FOR EXECUTIVES DESIGNATED BY THE PRESIDENT

         THIS AGREEMENT made as of the 1st day of April, 1998, by and between Campbell Soup Company (the "Company") and Ellen Oran Kaden (the "Executive").

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat of or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

         WHEREAS, the Board has, as recommended and approved by the Compensation and Organization Committee, determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure her continued dedication and efforts in such event without undue concern for her personal financial and employment security; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event her employment is terminated as a result of, or in connection with, a Change in Control and to provide the Executive with certain other benefits whether or not the Executive's employment is terminated.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1. Term of Agreement. This Agreement shall commence as of April 1, 1998, and shall continue in effect until the third anniversary of such date; provided, however, that commencing on the second anniversary of such date and on each anniversary thereafter, the term of this Agreement shall automatically be extended for one (1) year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twenty-four
(24) months after the occurrence of a Change in Control.

         2.       Definitions.

                  2.1 Cause. For purposes of this Agreement, a termination for "Cause" is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive (a) intentionally and continually failed to substantially perform her duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed to substantially perform, or (b) intentionally
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engaged in conduct which is demonstrably and materially injurious to the
Company, monetarily or otherwise; provided, however that no termination of the Executive's employment shall be for Cause as set forth in clause (b) above until
(x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause
(b) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless she has acted, or failed to act, with an absence of good faith and without a reasonable belief that her action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

                  2.2 Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                           (a) The acquisition in one or more transactions by
any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section 2.2a, the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                           (b) The individuals who, as of January 25, 1990, are
members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                           (c) Approval by stockholders of the Company of (1) a
merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or


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                           (d) Acceptance of stockholders of the Company of
shares in a share exchange if the stockholders of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family Stockholder" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Stockholder but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that she (or they) will not increase her (or their) Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family Stockholder" shall mean at any time a "Dorrance Family Stockholder" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Stockholder, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Stockholders at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Stockholder by any "Dorrance Grandchild" (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family Stockholder" who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Stockholder at the time in question. For purposes of this Section, "Dorrance Family Stockholders" shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.



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Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial
Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                           (e) Notwithstanding anything contained in this
Agreement to the contrary, if the Executive's Termination Date (as defined in Section 5) is within one year prior to a Change in Control and the Executive reasonably demonstrates that such termination (1) was at the request of a Third Party (as defined in Section 2.4(b)) who effectuates a Change in Control or (2) otherwise occurred in connection with or in anticipation of, a Change in Control, then for all purposes of this Agreement, the date of a Change in Control shall mean the date immediately prior to the date of such termination of the Executive's employment.

                  2.3 Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity that impairs the Executive's ability to substantially perform her duties under this Agreement for a period of one hundred eighty (180) consecutive days.

                  2.4 (a) Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in Subsections (1) through (8) hereof:

                           (1) a change in the Executive's title, position or
responsibilities (including reporting responsibilities) which represents an adverse change from her title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with her status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect her to any of such offices or positions, except in connection with the termination of her employment for Disability, Cause, as a result of her death or by the Executive other than for Good Reason;

                           (2) a reduction in the Executive's base salary or any
failure to pay the Executive any compensation or benefits to which she is entitled within thirty (30) days of the date due;

                           (3) the Company's requiring the Executive to be based
at any place outside a 50-mile radius from Camden, New Jersey, except for reasonably required travel on the Company's


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business which is not greater than such travel requirements prior to the Change in Control;

                           (4) the failure by the Company to (A) continue in
effect (without reduction in benefit level, and/or reward opportunities) any compensation or employee benefit plan in which the Executive was participating immediately prior to the Change in Control, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

                           (5) the insolvency or the filing (by any party,
including the Company) of a petition for bankruptcy of the Company;

                           (6) any material breach by the Company of any
provision of this Agreement;

                           (7) any purported termination of the Executive's
employment for Cause by the Company which does not comply with the terms of
Section 2.1; or

                           (8) the failure of the Company to obtain an
agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in
Section 7 hereof.

                  (b) Any event or condition described in this Section 2.4(a)(1) through (8) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"), or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

                  (c) The Executive's right to terminate her employment pursuant to this Section 2.4 shall not be affected by her incapacity due to physical or mental illness.

         3.       Severance and Benefits.

                  3.1 If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within twenty-four (24) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

                  (a) If the Executive's employment with the Company shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other


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than for Good Reason, the Company shall pay the Executive all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, and (iii) vacation pay (collectively, "Accrued Compensation"). In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay to the Executive or her beneficiaries an amount equal to the "Pro Rata Bonus" (as hereinafter defined). The "Pro Rata Bonus" is an amount equal to the Bonus Amount (as hereinafter defined) multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365. The term "Bonus Amount" shall mean the greater of the (x) Executive's target bonus under the Campbell Soup Company Management Worldwide Incentive Plan for the fiscal year in which the Termination Date occurs or (y) average of the annual bonuses paid or payable during the two full fiscal years ended prior to the Termination Date. Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

                  (b) If the Executive's employment with the Company shall be terminated (other than by reason of death), (1) by the Company other than for Cause or Disability or (2) by the Executive for Good Reason, the Executive shall be entitled to the following:

                           (i) The Company shall pay the Executive all Accrued
Compensation and a Pro-Rata Bonus (each as defined in Section 3.1(a)).

                           (ii) The Company shall pay the Executive as severance
pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount (the "Severance Amount") in cash equal to two and a half times the sum of (A) the greater of the Executive's annual base salary in effect at any time during the 90-day period prior to the Change in Control ("Base Salary") or at any time thereafter and (B) the Bonus Amount. Notwithstanding the foregoing, if the Executive has attained at least age 63 on the Termination Date the Severance Amount to be paid under this Subsection (ii) shall be the amount described in the preceding sentence multiplied by a fraction (which in no event shall be less than one-fourth) the numerator of which shall be the number of months (for this purpose any partial month shall be considered as a whole month) remaining until the Executive's 65th birthday (but in no event shall be less than 6) and the denominator of which shall be 24 and if the Executive has attained at least age 65 on the Termination Date the Severance Amount to be paid under this Subsection (ii) shall be the amount described in the preceding sentence multiplied by one-fourth.

                           (iii) For a number of months equal to the lesser of
(A) 30 or (B) the number of months remaining until the Executive's 65th birthday (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and her dependents and beneficiaries the life insurance, disability,


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medical, dental and hospitalization benefits provided (x) to the
Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3.1(b)(iii) during the Continuation Period shall be no less favorable to the Executive and her dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and
(y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive, her dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits.

                           (iv) The Company shall pay in a single payment an
amount in cash equal to the excess of (A) the Supplemental Retirement Benefit (as defined below) had (w) the Executive remained employed by the Company for an additional two and one-half complete years of credited service (or until her 65th birthday if earlier), (x) her annual compensation during such period been equal to her Base Salary and the Bonus Amount, (y) the Company and/or the Subsidiary or Division made employer contributions to each defined contribution plan in which the Executive was a participant at the Termination Date (in an amount equal to the amount of such contribution for the plan year immediately preceding the Termination Date) and (z) she had been fully (100%) vested in her benefit under each retirement plan in which the Executive was a participant, over (B) the lump sum actuarial equivalent of the aggregate retirement benefit the Executive is actually entitled to receive under such retirement plans. For purposes of this Subsection (iv), the "Supplemental Retirement Benefit" shall mean the lump sum actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the Company's supplemental and other retirement plans including, but not limited to, the Campbell Soup Company Retirement and Pension Plan for Salaried Employees, the Campbell Soup Company Supplemental Retirement Benefit Program (collectively referred to as the "Retirement Plan"), the Campbell Soup Company Savings and 401(k) Plan for Salaried Employees and the Campbell Soup Company Supplemental Savings Plan. For purposes of this Subsection (iv), the "actuarial equivalent" shall be determined in accordance with the actuarial assumptions used for the calculation of benefits under the Retirement Plan as applied prior to the Termination Date in accordance with such plan's past practices.

                           (v) The outstanding incentive awards (including
restricted stock and performance shares or units, stock options or stock appreciation rights) granted to the Executive after a Change


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in Control under the Campbell Soup Company 1994 Long-Term Incentive Plan or
under any subsequent incentive plan or arrangement, shall vest and any restrictions thereon shall lapse as follows: (i) all such incentive awards (other than performance related awards) shall vest or become exercisable immediately and any restrictions thereon shall lapse and (ii) any performance related awards shall vest or become exercisable and any restrictions thereon shall lapse on a pro-rata portion of such awards based on the portion of the relevant performance period that has expired as of the Termination Date (but in no event shall such performance related award vest, become exercisable or restrictions lapse with respect to less than 50% of the total outstanding awards, any additional vesting to apply to those awards which have been outstanding the longest), and (B) the Executive shall have the right to require the Company to purchase, for cash, any shares of unrestricted stock or shares purchased upon exercise of any options, at a price equal to the fair market value of such shares on the date of purchase by the Company.

                           (c) The amounts provided for in Sections 3.1(a) and
3.1(b)(i), (ii), (iv) and (v) shall be paid within thirty (30) days after the Executive's Termination Date.

                           (d) The Executive shall not be required to mitigate
the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.1(b)(iii).

                  3.3 The severance pay and benefits provided for in Sections 3.1(a) and 3.1(b)(i) and (ii) shall be in lieu of any other severance pay to which the Executive may be entitled under any Company severance plan, program or arrangement.

         4. Notice of Termination. Following a Change in Control, any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

         5. Termination Date. "Termination Date" shall mean in the case of the Executive's death, her date of death, and in all other cases, the date specified in the Notice of Termination subject to the following:

                  (a) If the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have


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returned to the full-time performance of her duties during such period of at least thirty (30) days; and

                  (b) If the Executive's employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

                  (c) Notwithstanding any other provision of this Agreement to the contrary, the termination of the Executive's employment with the Company in connection with the sale, divestiture or other disposition of the Division (or part thereof) at which the Executive was employed at the time of such sale, divestiture or other disposition, shall not be deemed to be a termination of employment of the Executive for purposes of this Agreement provided the Executive is offered employment by the purchaser or acquiror of such Division (or part thereof) and the Company obtains an agreement from such purchaser or acquiror as contemplated in Section 7(c) and the Executive shall not be entitled to benefits from the Company under this Agreement as a result of such sale, divestiture, or other disposition, or as a result of any subsequent termination of employment.

         6.       Excise Tax Limitation.

                  (a) Notwithstanding anything contained in this Agreement to the contrary, to the extent that any or all of the payments and benefits provided to, or for the benefit of, the Executive under this Agreement or any other plan or agreement (such payments or benefits are collectively referred to as the "Payments") in connection with, or arising out of, her employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets would be subject to the imposition of excise tax (the "Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced (but not below zero) if and to the extent that such reduction would result in the Executive retaining a larger amount, on an after tax basis (taking into account federal, state and local income taxes and the imposition of the Excise Tax), than if the Executive received all of the Payments (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the limitations described in the preceding sentence, the Company shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

                  (b) All determinations required to be made under this Section 6 shall be made, at the Company's expense, by a nationally recognized accounting firm designated by the Company (other than


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the accounting firm that is regularly engaged by any party who has effectuated a
Change in Control) and reasonably acceptable to the Executive (the "Accounting Firm"). The Accounting Firm shall provide their calculations, together with detailed supporting documentation, both to the Company and the Executive within 5 days after the Executive's Termination Date (or such earlier time as is requested by the Company) and, with respect to the Limited Payment Amount, a reasonable opinion to the Executive that she is not required to report any Excise Tax on her federal income tax return with respect to the Limited Payment Amount (collectively, the "Determination"). Within 5 days of the Executive's receipt of the Determination, the Executive shall have the right to dispute the Determination (the "Dispute"). The existence of the Dispute shall not in any way affect the right of the Executive to receive the Payments in accordance with the Determination. If there is no Dispute, the Determination by the Accounting Firm shall be final binding and conclusive upon the Company and the Executive (except as provided in Subsection (c) below).

                  (c) It is possible that the Payments made to, or provided for the benefit of, the Executive either have been made or have not been made by the Company which are, in either case, inconsistent with the limitations provided in
Section 6(a) (hereinafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Company on demand, together with interest on the Excess Payment at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the satisfaction of the Executive of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Executive within 10 days of such determination or resolution together with interest on such amount at the applicable federal rate from the date such amount would have been paid to the Executive until the date of payment.

         7.       Successors; Binding Agreement.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the


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assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                  (c) In the event that one or more Divisions that the Executive is primarily associated with (or part thereof) are sold, divested, or otherwise disposed of by the Company subsequent to a Change in Control, the Company shall require such purchaser or acquiror, as a condition precedent to such purchase or acquisition, to assume, and agree to perform the Company's obligations under this Agreement, in the same manner, and to the same extent that the Company would be required to perform if no such acquisition or purchase had taken place. In such circumstances, the purchaser or acquiror shall be solely responsible for providing any payments or benefits payable under this Agreement to the Executive.

         8. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, or (c) the Executive's hearing before the Board as contemplated in Section 2.1 of this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) (other than as a result of the Executive's termination of employment under circumstances described in
Section 2.2(d)) occurred on or after a Change in Control.

         9. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

         10. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Provided,


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to the extent that the Executive receives benefits under this Agreement, she is not entitled to severance pay under any other severance plan, policy or arrangement of the Company, including specifically the Severance Protection Program. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         11. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

         12. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         13. Employment Status. This Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive, or any obligation on the Executive to remain in the employment of the Company.

         14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof. Each party hereto consents to the subject matter and in personam jurisdiction and venue in the United States District Court of New Jersey. In the event it is determined that the United States District Court of New Jersey should lack subject matter jurisdiction for any reason, the parties consent to the jurisdiction and venue in a court of competent jurisdiction in Camden County in the State of New Jersey.

         15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.



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

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersede all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

ATTEST:                                            CAMPBELL SOUP COMPANY



                                                   By:
---------------------------                           -------------------------
      Secretary                                       President and
                                                      Chief Executive Officer

                                                   EXECUTIVE


                                                   By:
                                                      -------------------------
                                                      Ellen Oran Kaden


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